UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________
FORM 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2015

_____________________
PriceSmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego, CA 92121
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (858) 404-8800
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On July 9, 2015, PriceSmart, Inc. issued a press release regarding the results of operations for the third quarter of fiscal year 2015 and its sales for the month of June. A copy of the press release is furnished herewith as Exhibit 99.1. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall be deemed “furnished” and not “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit No.	Description
99.1	Press Release of PriceSmart, Inc. dated July 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2015	/S/ JOHN M. HEFFNER
John M. Heffner
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of PriceSmart, Inc. dated July 9, 2015.

PriceSmart Announces Third Quarter Results of Operations and June Sales;
Opening of New Warehouse Club in Panama Also Announced

San Diego, CA (July 9, 2015) - PriceSmart, Inc. (NASDAQ: PSMT) today announced its results of operations for the third quarter of fiscal year 2015 which ended on May 31, 2015.

For the third quarter of fiscal year 2015, net warehouse club sales increased 13.0% to $675.3 million from $597.9 million in the third quarter of fiscal year 2014. Total revenues for the third quarter of fiscal year 2015 were $697.1 million compared to $615.0 million in the comparable period of the prior year. The Company had 36 warehouse clubs in operation as of May 2015 compared to 33 warehouse clubs in operation as of May 2014.

The Company recorded operating income during the quarter of $33.5 million, as compared to operating income of $31.2 million in the prior year. Net income was $21.2 million, or $0.70 per diluted share, in the third quarter of fiscal year 2015 as compared to $21.3 million, or $0.70 per diluted share, in the third quarter of fiscal year 2014.

For the first nine months of fiscal year 2015, net warehouse club sales increased 10.8% to $2,043.8 million from $1,844.7 million in the first nine months of fiscal year 2014. Total revenues for the first nine months of the fiscal year 2015 increased 11.0% to $2,103.4 million from $1,895.0 million in the same period of the prior year. For the first nine months of fiscal year 2015, the Company recorded operating income of $111.5 million and net income of $66.7 million, or $2.20 per diluted share. During the nine month period in fiscal year 2014, the Company recorded operating income of $102.9 million and net income of $71.0 million, or $2.34 per diluted share.

The Company also announced that for the month of June 2015, net warehouse club sales increased 11.8% to $217.2 million, from $194.3 million in June a year earlier. For the ten months ended June 30, 2015, net warehouse club sales increased 10.9% to $2,261.0 million, from $2,039.0 million for the ten months ended June 30, 2014. There were 37 warehouse clubs in operation at the end of June 2015 and 33 warehouse clubs in operation at the end of June 2014.

For the four weeks ended June 28, 2015, comparable warehouse sales for the 32 warehouse clubs open at least 13 1/2 full months increased 4.0%, compared to the same four-week period last year. For the forty-three week period ended June 28, 2015, comparable warehouse sales increased 2.6%, compared to the comparable forty-three week period a year ago.

The Company also announced that on June 25, 2015, the Company successfully opened its warehouse club in Costa Verde, Panama, bringing to 37 the total number of warehouse clubs in operation by the Company. This warehouse club is the Company’s fifth warehouse club in Panama.

PriceSmart management will host a conference call at 12:00 p.m. Eastern time (9:00a.m. Pacific time) on Friday, July 10, 2015, to discuss the financial results. Individuals interested in participating in the conference call may do so by dialing (888) 312-9849 toll free, or (719) 457-1517 for international callers and entering participant code 1552252. A digital replay will be available through July 31, 2015, following the conclusion of the call by dialing (888) 203-1112 for domestic callers, or (719) 457-0820 for international callers, and entering replay passcode 1552252.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Latin America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 37 warehouse clubs in 12 countries and one U.S. territory (six each in Costa Rica, and Colombia; five in Panama, four in Trinidad; three each in Guatemala, the Dominican Republic, and Honduras; two in El Salvador; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flow, proposed warehouse club openings, the Company's performance relative to competitors, the outcome of tax proceedings and related matters. These forward-looking statements include, but are not limited to, statements containing the words expect, believe, will, may, should, project, estimate, anticipated, scheduled, and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: our financial performance is dependent on international operations, which exposes us to various risks; any failure by us to manage our widely dispersed operations could adversely affect our business; we face significant competition; future sales growth depends, in part, on our ability to successfully open new warehouse clubs; we might not identify in a timely manner or effectively respond to changes in consumer preferences for merchandise, which could adversely affect our relationship with members, demand for our products and market share; although we have begun to offer limited online shopping to our members, our sales could be adversely affected if one or more major international online retailers were to enter our markets or if other competitors were to offer a superior online experience; we face difficulties in the shipment of, and inherent risks in the importation of, merchandise to our warehouse clubs; we are exposed to weather and other natural disaster risks; general economic conditions could adversely impact our business in various respects; we are subject to risks associated with possible changes in our relationships with third parties with which we do business, as well as the performance of such third parties; we rely extensively on computer systems to process transactions, summarize results and manage our business, and failure to adequately maintain our systems or disruptions in our systems could harm our business and adversely affect our results of operations; we could be subject to additional tax liabilities; a few of our stockholders own approximately 28.1% of our voting stock as of August 31, 2014, which may make it difficult to complete some corporate transactions without their support and may impede a change in control; our inability to develop and retain existing key personnel or to attract highly qualified employees could adversely impact our business, financial condition and results of operations; we are subject to volatility in foreign currency exchange rates; we face the risk of exposure to product liability claims, a product recall and adverse publicity; if we do not maintain the privacy and security of confidential information, we could damage our reputation, incur substantial additional costs and become subject to litigation; we are subject to payment related risks; changes in accounting standards and assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial condition and results of operations; we face increased public company compliance risks and compliance risks related to our international operations; we face increased compliance risks associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002; and if remediation costs or hazardous substance contamination levels at certain properties for which we maintain financial responsibility exceed management’s current expectations, our financial condition and results of operations could be adversely impacted. In addition to the risks described above, these statements are also subject to other risks detailed in the Company's U.S. Securities and Exchange Commission (SEC) reports, including the Company's Annual Report on Form 10-K filed for the fiscal year ended August 31, 2014 filed on October 30, 2014 pursuant to the Securities Exchange Act of 1934. We assume no obligation and expressly disclaim any duty to update any forward- looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact John M. Heffner, Principal Financial Officer and Principal Accounting Officer
(858) 404-8826.

PRICESMART, INC.
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	May 31, 2015	August 31, 2014
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$145,593	$137,098
Short-term restricted cash	16,249	2,353
Receivables, net of allowance for doubtful accounts of $2 and $0 as of May 31, 2015 and August 31, 2014, respectively	8,261	7,910
Merchandise inventories	266,184	226,383
Deferred tax assets – current	7,520	6,177
Prepaid expenses and other current assets (includes $4,425 and $495 as of May 31, 2015 and August 31, 2014, respectively, for the fair value of derivative instruments)	31,055	17,260
Total current assets	474,862	397,181
Long-term restricted cash	9,489	27,013
Property and equipment, net	442,723	426,325
Goodwill	35,965	36,108
Deferred tax assets – long term	7,178	11,825
Other non-current assets (includes $3,736 and $1,095 as of May 31, 2015 and August 31, 2014, respectively, for the fair value of derivative instruments)	35,651	30,755
Investment in unconsolidated affiliates	10,315	8,863
Total Assets	$1,016,183	$938,070
LIABILITIES AND EQUITY
Current Liabilities:
Short-term borrowings	$—	$—
Accounts payable	240,426	223,559
Accrued salaries and benefits	18,767	17,799
Deferred membership income	21,244	17,932
Income taxes payable	8,769	7,718
Other accrued expenses (includes $0 and $14 as of May 31, 2015 and August 31, 2014, respectively, for the fair value of foreign currency forward contracts)	27,916	21,030
Dividends payable	10,564	—
Long-term debt, current portion	26,956	11,848
Deferred tax liability – current	130	157
Total current liabilities	354,772	300,043
Deferred tax liability – long-term	2,458	2,290
Long-term portion of deferred rent	6,374	5,591
Long-term income taxes payable, net of current portion	1,406	1,918
Long-term debt, net of current portion	74,852	79,591
Other long-term liabilities (includes $1,497 and $0 for the fair value of derivative instruments and $389 and $372 for the defined benefit plan as of May 31, 2015 and August 31, 2014, respectively)	1,886	372
Total liabilities	441,748	389,805
Equity:
Common stock, $0.0001 par value, 45,000,000 shares authorized; 30,969,402 and 30,950,701 shares issued and 30,177,979 and 30,209,917 shares outstanding (net of treasury shares) as of May 31, 2015 and August 31, 2014, respectively	3	3
Preferred stock $0.0001 par value; 2,000,000 shares authorized; no shares issued and outstanding as of May 31, 2015 and August 31, 2014	—	—
Additional paid-in capital	401,821	397,150
Tax benefit from stock-based compensation	10,725	9,505
Accumulated other comprehensive loss	(70,056)	(49,286)
Retained earnings	261,162	215,613
Less: treasury stock at cost; 791,423 and 740,784 shares as of May 31, 2015 and August 31, 2014, respectively	(29,220)	(24,720)
Total equity	574,435	548,265
Total Liabilities and Equity	$1,016,183	$938,070

PRICESMART, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED—AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2015	2014	2015	2014
Revenues:
Net warehouse club sales	$675,314	$597,885	$2,043,849	$1,844,746
Export sales	9,465	6,577	24,126	19,062
Membership income	11,189	9,552	32,202	28,301
Other income	1,135	1,023	3,244	2,903
Total revenues	697,103	615,037	2,103,421	1,895,012
Operating expenses:
Cost of goods sold:
Net warehouse club	578,868	509,684	1,743,772	1,575,623
Export	8,992	6,246	22,953	18,110
Selling, general and administrative:
Warehouse club operations	60,754	53,617	179,006	158,592
General and administrative	14,214	12,604	41,681	37,065
Pre-opening expenses	33	1,125	3,411	1,939
Loss/(gain) on disposal of assets	724	558	1,087	746
Total operating expenses	663,585	583,834	1,991,910	1,792,075
Operating income	33,518	31,203	111,511	102,937
Other income (expense):
Interest income	283	202	813	576
Interest expense	(1,615)	(1,043)	(4,759)	(2,967)
Other income (expense), net	(311)	489	(4,602)	1,512
Total other income (expense)	(1,643)	(352)	(8,548)	(879)
Income before provision for income taxes and income (loss) of unconsolidated affiliates	31,875	30,851	102,963	102,058
Provision for income taxes	(10,750)	(9,534)	(36,378)	(31,035)
Income (loss) of unconsolidated affiliates	70	3	92	7
Net income	21,195	$21,320	$66,677	71,030
Net income per share available for distribution:
Basic net income per share	$0.70	$0.70	$2.20	$2.35
Diluted net income per share	$0.70	$0.70	$2.20	$2.34
Shares used in per share computations:
Basic	29,883	29,784	29,834	29,733
Diluted	29,888	29,792	29,841	29,743
Dividends per share	$—	$—	$0.70	$0.70